UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

245 Park Avenue

35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WETF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2019, WisdomTree Investments, Inc. (“Company”) held its 2019 Annual Meeting of Stockholders. A total of 143,158,126 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing approximately 92% of the total outstanding common stock. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

1.

The Company’s stockholders elected the following two nominees as Class II members to the Board of Directors of the Company to hold office until the 2022 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

NAME	FOR	% VOTED FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
SUSAN COSGROVE	129,014,150	99.58%	540,737	17,724	13,585,515
WIN NEUGER	113,419,671	87.54%	16,132,488	20,452	13,585,515

2.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

FOR	% VOTED FOR	AGAINST	ABSTAIN
142,515,592	99.59%	579,469	63,065

3.	The Company’s stockholders approved a non-binding, advisory resolution on the compensation of the Company’s named executive officers.

FOR	% VOTED FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
121,932,047	94.17%	7,538,303	102,261	13,585,515

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISDOMTREE INVESTMENTS, INC.

Date: June 19, 2019	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer

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